Exhibit 99.2

Vistra Energy Prices Upsized Private Offering of $1.3 Billion of Senior Notes; Announces Cash Tender Offer and Consent Solicitation

IRVING, Texas, January 22, 2019 — Vistra Energy Corp. (NYSE: VST) (the “Company” or “Vistra Energy”) announced today the pricing of an upsized private offering (the “Offering”) of $1.3 billion aggregate principal amount of senior notes due 2027 (the “2027 Notes”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in accordance with Regulation S under the Securities Act. The 2027 Notes will be senior, unsecured obligations of Vistra Operations Company LLC, a Delaware limited liability company and an indirect, wholly owned subsidiary of the Company (the “Issuer”). The 2027 Notes will bear interest at the rate of 5.625% per annum and will be fully and unconditionally guaranteed by certain of the Issuer’s current and future subsidiaries. The Offering is expected to close on February 6, 2019, subject to customary closing conditions. The purpose of the Offering is (i) to purchase and/or redeem for cash outstanding 2022 Notes (as defined below), (ii) to pay fees and expenses related to the Offering and incurred in connection with the Tender Offer (as defined below) and/or redemption and (iii) for general corporate purposes. The 2027 Notes will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

The Company also announced today that it is commencing a cash tender offer (the “Tender Offer”) to purchase its outstanding 7.375% Senior Notes due 2022 (the “2022 Notes”) for a maximum aggregate purchase price (excluding accrued and unpaid interest) of up to $1.275 billion (subject to increase or decrease by the Company, the “Aggregate Maximum Tender Amount”).

The price offered in the Tender Offer for the 2022 Notes and other information relating to the Tender Offer and the Consent Solicitation (as defined below) are set forth in the table below.

				Dollars per $1,000 Principal Amount of 2022 Notes
Issuer (1)	Title of Notes	CUSIP Number	Aggregate Principal Amount Outstanding	Tender Offer Consideration (2)	Early Tender Premium (3)	Total Consideration (2) (3)
Vistra Energy Corp.	2022 Notes	26817RAN8	$1,707,341,000	$1,008.38	$30.00	$1,038.38

(1)	Vistra Energy Corp. is successor in interest to Dynegy Inc. as a result of their merger, which closed on April 9, 2018.
(2)	Excludes accrued and unpaid interest, which will be paid in addition to the Tender Offer Consideration or the Total Consideration, as applicable.
(3)	No separate consent payment or fee is being paid to holders in the Consent Solicitation.

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January 22, 2019, Page 2

In conjunction with the Tender Offer, the Company is soliciting (the “Consent Solicitation”) consents (the “Consents”) from each holder (individually, a “Holder,” and collectively, the “Holders”) of the 2022 Notes, subject to the terms and conditions set forth in the Offer to Purchase (as defined below), to certain proposed amendments (the “Proposed Amendments”) to the indenture dated as of October 27, 2014 (as supplemented, the “Indenture”), among Vistra Energy (as successor in interest to Dynegy), the subsidiary guarantors party thereto and Wilmington Trust, as trustee. The Proposed Amendments would amend the Indenture as described herein to, among other things, decrease the minimum notice period for redemptions of the 2022 Notes to three business days (the “Redemption Amendment”) and eliminate substantially all of the restrictive covenants and certain events of default under the Indenture (the “Covenant Amendments”). Delivery of Consents to the Proposed Amendments by Holders of at least a majority of the aggregate principal amount of the 2022 Notes is required for the adoption of the Proposed Amendments with respect to the 2022 Notes. In the event of any proration of the 2022 Notes, the Consents delivered with respect to the 2022 Notes shall be null and void for purposes of the Covenant Amendments, but they shall be effective for purposes of the Redemption Amendment regardless of proration.

The Tender Offer and Consent Solicitation are being made upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement, dated January 22, 2019 (as the same may be amended or supplemented from time to time, the “Offer to Purchase”), including the Financing Condition (as defined below) and in the related Letter of Transmittal and Consent (as the same may be amended or supplemented from time to time, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Tender Offer Materials”). The Tender Offer and the Consent Solicitation are open to all registered Holders of the 2022 Notes. The Company reserves the right, but is under no obligation, to increase the Aggregate Maximum Tender Amount, without extending withdrawal rights except as required by law. The amount of 2022 Notes to be purchased may be prorated as set forth in the Offer to Purchase.

Subject to the terms and conditions of the Tender Offer, each Holder who validly tenders and does not subsequently validly withdraw its 2022 Notes at or prior to 5:00 p.m., New York City time, on February 4, 2019 (the “Early Tender Date”) will be entitled to receive the Total Consideration (as set forth in the table above), plus accrued and unpaid interest up to, but not including, the Early Settlement Date (as defined below) if and when such 2022 Notes are accepted for payment. Holders who validly tender their 2022 Notes after the Early Tender Date but at or prior to midnight, New York City time, on February 19, 2019, or such other date as the Company extends the Tender Offer or Consent Solicitation (such date and time, as it may be extended, the “Expiration Date”) will be entitled to receive only tender offer consideration (the “Tender Offer Consideration”) equal to the Total Consideration less the Early Tender Premium (as set forth in the table above), plus accrued and unpaid interest up to, but not including, the applicable settlement date, if and when such 2022 Notes are accepted for payment.

Payments for the 2022 Notes purchased will include accrued and unpaid interest from and including the last interest payment date applicable to the 2022 Notes up to, but not including, the applicable settlement date for the 2022 Notes accepted for purchase. The settlement date for the 2022 Notes that are validly tendered on or prior to the Early Tender Date is expected to be February 6, 2019, two business days following the scheduled Early Tender Date (the “Early Settlement Date”). The settlement date for the 2022 Notes that are validly tendered following the Early Tender Date but on or prior to the Expiration Date is expected to be February 20, 2019, one business day following the scheduled Expiration Date (the “Final Settlement Date”).

Vistra Energy’s obligation to accept for purchase, and to pay for, the 2022 Notes validly tendered pursuant to the Tender Offer is subject to, and conditioned upon, among other things, the receipt by the Company of the net proceeds expected from the Offering (on terms and conditions reasonably satisfactory to the Company, the “Financing Condition”). We expect to use the net proceeds from the Financing Condition to finance our payments

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of the Tender Offer Consideration and the Total Consideration, as applicable, and any fees payable in connection with the Tender Offer and Consent Solicitation, subsequent to the date hereof and on or prior to the Final Settlement Date.

The Company’s obligation to consummate the Tender Offer is subject to the Financing Condition and the General Conditions (as defined in the Offer to Purchase). The Tender Offer is not contingent upon the tender of any minimum principal amount of 2022 Notes or obtaining the Requisite Consent (as defined in the Offer to Purchase).

The Company also intends to issue a conditional notice of redemption for 2022 Notes that are not accepted for purchase in the Tender Offer and Consent. The notice of redemption will be conditioned upon, among other things, the satisfaction of the Financing Condition, and will provide that if the conditions to the Tender Offer are satisfied but less than the Aggregate Maximum Tender Amount is purchased in the Tender Offer, the Company will redeem 2022 Notes for an aggregate purchase price (excluding accrued interest) equal to the Aggregate Maximum Tender Amount minus the aggregate purchase price (excluding accrued interest) for 2022 Notes accepted for payment in the Tender Offer (the “Redemption”). If the conditions to the Redemption are satisfied, we expect that the Redemption would occur on or about February 21, 2019 at the then-applicable redemption price of 103.688%. In the event that the conditions specified in the notice of redemption are not satisfied, the redemption will not occur.

Vistra Energy has retained J.P. Morgan Securities LLC to serve as the Lead Dealer Manager and Solicitation Agent for the Tender Offer and Consent Solicitation. Global Bondholder Services Corporation has been retained to serve as the Depositary and Information Agent for the Tender Offer. Questions regarding the Tender Offer may be directed to J.P. Morgan Securities LLC at 383 Madison Avenue, New York, New York 10179, (866) 834-4666. Requests for the Tender Offer Materials may be directed to Global Bondholder Services Corporation at 65 Broadway – Suite 404, New York, New York 10006, Attn: Corporate Actions, (212) 430-3774 (for banks and brokers) or (866) 470-3900 (for all others).

Vistra Energy is making the Tender Offer only by, and pursuant to, the terms of the Tender Offer Materials. None of Vistra Energy, the Lead Dealer Manager and Solicitation Agent, or the Depositary and Information Agent make any recommendation as to whether Holders should tender or refrain from tendering their 2022 Notes and delivering Consents. Holders must consult their own investment and tax advisors and make their own decisions as to whether to tender 2022 Notes and deliver Consents and, if so, the principal amount of the 2022 Notes to tender. The Tender Offer and Consent Solicitation are not being made to holders of the 2022 Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Tender Offer to be made by a licensed broker or dealer, the Tender Offer will be deemed to be made on behalf of Vistra Energy by the Lead Dealer Manager and Solicitation Agent, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

This press release does not constitute an offer to purchase securities or a solicitation of an offer to sell any securities or an offer to sell or the solicitation of an offer to purchase any new securities, including in connection with the Financing Condition, nor does it constitute an offer or solicitation in any jurisdiction in which such offer or solicitation is unlawful. Capitalized terms used in this press release but not otherwise defined herein have the meanings assigned to them in the Tender Offer Materials.

Media

Allan Koenig

214-875-8004

Media.Relations@vistraenergy.com

Vistra Energy - Press Release

January 22, 2019, Page 4

Analysts

Molly Sorg

214-812-0046

Investor@vistraenergy.com

About Vistra Energy

Vistra Energy (NYSE: VST) is a premier, integrated power company based in Irving, Texas, combining an innovative, customer-centric approach to retail with a focus on safe, reliable, and efficient power generation. Through its retail and generation businesses which include TXU Energy, Homefield Energy, Dynegy, and Luminant, Vistra operates in 12 states and six of the seven competitive markets in the U.S., with about 5,400 employees. Vistra’s retail brands serve approximately 2.9 million residential, commercial, and industrial customers across five top retail states, and its generation fleet totals approximately 41,000 megawatts of highly efficient generation capacity, with a diverse portfolio of natural gas, nuclear, coal, solar and battery storage facilities. The company is currently developing the largest battery energy storage system of its kind in the world – a 300-MW/1,200-MWh system in Moss Landing, California.

Cautionary Note Regarding Forward-Looking Statements

The information presented herein includes forward-looking statements within the meaning of the Private Notes Litigation Reform Act of 1995, Section 27A of the Notes Act of 1933, as amended, and Section 21E of the Exchange Act, as amended. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which Vistra Energy Corp. (“Vistra Energy”) operates and beliefs of and assumptions made by Vistra Energy’s management, involve risks and uncertainties, which are difficult to predict and are not guarantees of future performance, that could significantly affect the financial results of Vistra Energy. All statements, other than statements of historical facts, that are presented herein, or in response to questions or otherwise, that address activities, events or developments that may occur in the future, including such matters as activities related to our financial or operational projections, projected synergy, value lever and net debt targets, capital allocation, capital expenditures, liquidity, projected Adjusted EBITDA to free cash flow conversion rate, dividend policy, business strategy, competitive strengths, goals, future acquisitions or dispositions, development or operation of power generation assets, market and industry developments and the growth of our businesses and operations (often, but not always, through the use of words or phrases, or the negative variations of those words or other comparable words of a future or forward-looking nature, including, but not limited to, “intends,” “plans,” “will likely,” “unlikely,” “believe,” “expect,” “seek,” “anticipate,” “estimate,” “continue,” “will,” “shall,” “should,” “could,” “may,” “might,” “predict,” “project,” “forecast,” “target,” “potential,” “forecast,” “goal,” “objective,” “guidance” and “outlook”),are forward-looking statements. . Readers are cautioned not to place undue reliance on forward-looking statements. Although Vistra Energy believes that in making any such forward-looking statement, Vistra Energy’s expectations are based on reasonable assumptions, any such forward-looking statement involves uncertainties and risks that could cause results to differ materially from those projected in or implied by any such forward-looking statement, including but not limited to (i) the effect of the merger (the “Merger”) on Vistra Energy’s relationships with Vistra Energy’s and Dynegy Inc.’s (“Dynegy”) respective customers and their operating results and businesses generally (including the diversion of management time on integration-related issues); (ii) the risk that the credit ratings of the combined company or its subsidiaries are different from what Vistra Energy expects; (iii) adverse changes in general economic or market conditions (including changes in interest rates) or changes in political conditions or federal or state laws and regulations; (iv) the ability of Vistra Energy to execute upon the contemplated strategic and performance initiatives (including the risk that Vistra Energy’s and Dynegy’s respective businesses will not be integrated successfully or that the cost savings, synergies and growth from the Merger will not be fully realized or may take longer than expected to realize); and (v) those additional risks and factors discussed in reports filed with the Notes and Exchange Commission (“SEC”) by Vistra Energy from time to time, including the uncertainties and risks discussed in the sections entitled “Risk Factors” and “Forward-Looking Statements” in Vistra Energy’s quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2018.

Any forward-looking statement speaks only at the date on which it is made, and except as may be required by law, Vistra Energy will not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible to predict all of them; nor can Vistra Energy assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.